                                                             Exhibit (g)(5)

                                                                 SCHEDULE C
                                STATE STREET
                            GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                               Depositories
------------------------              -------------------------------------

Argentina                             Caja de Valores S.A.


Australia                             Austraclear Limited

                                      Reserve Bank Information and
                                      Transfer System


Austria                               Oesterreichische Kontrollbank AG
                                      (Wertpapiersammelbank Division)


Belgium                               Caisse Interprofessionnelle de Depots
                                      et de Virements de Titres, S.A.

                                      Banque Nationale de Belgique


Brazil                                Companhia Brasileira de Liquidacao e
                                      Custodia


Bulgaria                              Central Depository AD

                                      Bulgarian National Bank


Canada                                Canadian Depository for Securities
                                      Limited


Chile                                 Deposito Central de Valores S.A.


People's Republic                     Shanghai Securities Central Clearing &
of China                              Registration Corporation

                                      Shenzhen Securities Central Clearing
                                      Co., Ltd.


Colombia                              Deposito Centralizado de Valores


Costa Rica                            Central de Valores S.A.


Croatia                               Ministry of Finance

                                      National Bank of Croatia

                                      Sredisnja Depozitarna Agencija d.d.


Czech Republic                        Stredisko cennych papiru

                                      Czech National Bank


Denmark                               Vaerdipapircentralen (Danish
                                      Securities Center)


Egypt                                 Misr for Clearing, Settlement,
                                      and Depository


Estonia                               Eesti Vaartpaberite Keskdepositoorium


Finland                               Finnish Central Securities
                                      Depository


France                                Societe Interprofessionnelle pour la
Compensation                          des Valeurs Mobilieres


Germany                               Clearstream Banking AG, Frankfurt


Greece                                Bank of Greece,
                                      System for Monitoring Transactions in
                                      Securities in Book-Entry Form

                                      Central Securities Depository
                                      (Apothetirion Titlon AE)


Hong Kong                             Central Clearing and Settlement System

                                      Central Moneymarkets Unit


Hungary                               Kozponti Elszamolohaz es Ertektar
                                      (Budapest) Rt. (KELER)


India                                 National Securities Depository Limited

                                      Central Depository Services India
                                      Limited

                                      Reserve Bank of India


Indonesia                             Bank Indonesia

                                      PT Kustodian Sentral Efek Indonesia


Ireland                               Central Bank of Ireland
                                      Securities Settlement Office


Israel                                Tel Aviv Stock Exchange Clearing
                                      House Ltd. (TASE Clearinghouse)


Italy                                 Monte Titoli S.p.A.

                                      Banca d'Italia


Ivory Coast                           Depositaire Central - Banque de
                                      Reglement


Jamaica                               Jamaica Central Securities Depository


Japan                                 Japan Securities Depository Center
                                      (JASDEC) Bank of Japan Net System


Kenya                                 Central Bank of Kenya


Republic of Korea                     Korea Securities Depository


Latvia                                Latvian Central Depository


Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                                      Banque du Liban


Lithuania                             Central Securities Depository of
                                      Lithuania


Malaysia                              Malaysian Central Depository Sdn. Bhd.

                                      Bank Negara Malaysia,
                                      Scripless Securities Trading and
                                      Safekeeping System


Mauritius                             Central Depository and Settlement Co.
                                      Ltd.

                                      Bank of Mauritius


Mexico                                S.D. INDEVAL
                                      (Instituto para el Deposito de
                                      Valores)


Morocco                               Maroclear


Netherlands                           Nederlands Centraal Instituut voor
                                      Giraal Effectenverkeer B.V. (NECIGEF)


New Zealand                           New Zealand Central Securities
                                      Depository Limited


Norway                                Verdipapirsentralen (Norwegian Central
                                      Securities Depository)


Oman                                  Muscat Depository & Securities
                                      Registration Company, SAOC


Pakistan                              Central Depository Company of Pakistan
                                      Limited

                                      State Bank of Pakistan


Palestine                             Clearing Depository and Settlement, a
                                      department of the Palestine Stock
                                      Exchange


Peru                                  Caja de Valores y Liquidaciones,
                                      Institucion de Compensacion y
                                      Liquidacion de Valores S.A


Philippines                           Philippine Central Depository, Inc.

                                      Registry of Scripless Securities
                                      (ROSS) of the Bureau of Treasury


Poland                                National Depository of Securities
                                      (Krajowy Depozyt Papierow
                                      Wartosciowych SA)

                                      Central Treasury Bills Registrar


Portugal                              Central de Valores Mobiliarios


Qatar                                 Central Clearing and Registration
                                      (CCR), a department of the Doha
                                      Securities Market


Romania                               National Securities Clearing,
                                      Settlement and Depository Company

                                      Bucharest Stock Exchange Registry
                                      Division

                                      National Bank of Romania


Singapore                             Central Depository (Pte) Limited

                                      Monetary Authority of Singapore


Slovak Republic                       Stredisko cennych papierov

                                      National Bank of Slovakia


Slovenia                              Klirinsko Depotna Druzba d.d.


South Africa                          Central Depository Limited

                                      Share Transactions Totally Electronic
                                      (STRATE) Ltd.


Spain                                 Servicio de Compensacion y
                                      Liquidacion de Valores, S.A.

                                      Banco de Espana,
                                      Central de Anotaciones en Cuenta


Sri Lanka                             Central Depository System
                                      (Pvt) Limited


Sweden                                Vardepapperscentralen  VPC AB
                                      (Swedish Central Securities
                                      Depository)


Switzerland                           SegaIntersettle AG (SIS)


Taiwan - R.O.C.                       Taiwan Securities Central
                                      Depository Co., Ltd.


Thailand                              Thailand Securities Depository
                                      Company Limited


Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres


Turkey                                Takas ve Saklama Bankasi A.S.
                                      (TAKASBANK)

                                      Central Bank of Turkey


Ukraine                               National Bank of Ukraine


United Kingdom                        Central Gilts Office and
                                      Central Moneymarkets Office


Venezuela                             Banco Central de Venezuela


Zambia                                LuSE Central Shares Depository Limited

                                      Bank of Zambia


TRANSNATIONAL
-------------

Euroclear

Clearstream Banking AG